Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234	ABU DHABI AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG	HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON
FAX +1 713.229.1522 BakerBotts.com

October 29, 2012

Linn Energy, LLC

Linn Energy Finance Corp.

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) of Linn Energy, LLC, a Delaware limited liability company (the “Company”) and Linn Energy Finance Corp., a Delaware corporation (“Finance Corp.” and, together with the Company, the “Registrants”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of securities that may be issued and sold by the Registrants from time to time pursuant to Rule 415 under the Securities Act, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include (i) Units representing limited liability company interests (the “Units”) of the Company, (ii) senior debt securities (the “Senior Debt Securities”) of the Registrants and (iii) subordinated debt securities (“Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”) of the Registrants. The Units and Debt Securities are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) the Certificate of Formation of the Company and the Third Amended and Restated Limited Liability Company Agreement of the Company (the “LLC Agreement”), each as amended to date, (ii) the Certificate of Incorporation of Finance Corp. and the Bylaws of Finance Corp, each as amended to date (collectively, the “Finance Corp. Charter Documents”); (iii) the form of Indenture filed as an exhibit to the Registration Statement to be executed by the Registrants, as Issuers, and the potential subsidiary guarantors and the trustee thereunder, pursuant to which the Senior Debt Securities may be issued; (iv) the form of Indenture filed as an exhibit to the Registration Statement to be executed by the Registrants, as Issuers, and the potential subsidiary guarantors and the trustee thereunder, pursuant to which the Subordinated Debt Securities may be issued; and (v) the corporate records of the Registrants, including minute books of the Registrants, as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.

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In giving the opinions below, we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, all documents submitted to us as originals are accurate and complete, all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

In giving the opinions below, we have also assumed that:

(a) the Registration Statement, and any amendments thereto (including post-effective amendments) will have become effective under the Securities Act;

(b) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(c) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

(d) the Board of Directors of the Company or, to the extent permitted by the Delaware Limited Liability Company Act (the “LLC Act”) and the LLC Agreement, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Company Board”) will have taken all action required by the LLC Agreement to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

(e) the Board of Directors of Finance Corp. or, to the extent permitted by the Delaware General Corporation Law (“DGCL”) and the Finance Corp. Charter Documents, a duly constituted and acting committee thereof (together with the Company Board, such Board of Directors or committee thereof being hereinafter referred to as the “Boards”) will have taken all necessary corporate action to authorize the issuance of the Debt Securities and any other Debt Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Debt Securities and related matters;

(f) a definitive purchase, underwriting or similar agreement (the “Purchase Agreement”) with respect to any Securities being offered will have been duly authorized and validly executed and delivered by the Company and Finance Corp., as applicable, and the other parties thereto;

(g) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(h) all Securities, and any certificates in respect thereof, will be delivered either (i) in accordance with the provisions of the applicable Purchase Agreement approved by the applicable Boards, upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the applicable Boards, for the consideration approved by such Boards;

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(i) in the case of Units, certificates representing such Units will have been duly executed, countersigned, registered and electronically transmitted by the transfer agent and registrar for the Company, in each case in accordance with the provisions of the LLC Agreement;

(j) in the case of a series of Debt Securities, (i) a supplemental indenture to the applicable Indenture will have been duly authorized and validly executed and delivered by the Registrants and any subsidiary guarantors and the trustee thereunder, (ii) the Boards will have taken all necessary corporate action to designate and establish the terms of such Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is unenforceable, (iii) the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended and (iv) forms of Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1. The Units included in the Securities will, when issued, have been duly authorized in accordance with the LLC Agreement and, upon payment therefor in accordance with the applicable Purchase Agreement, will be validly issued, fully paid and nonassessable.

2. Upon payment therefor in accordance with the applicable Purchase Agreement, the Debt Securities included in the Securities will, when issued, constitute valid and legally binding obligations of the Registrants, enforceable against the Registrants in accordance with their terms, except as enforcement may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance and similar laws relating to or affecting the rights and remedies of creditors and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (b) public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the LLC Act, the DGCL and applicable federal law. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

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The opinion expressed herein is given as of the date hereof and we undertake no obligations to supplement this opinion if any applicable law changes after such date or if we become aware of any facts that might change the opinion expressed herein after such date or for any other reason.

Very truly yours,

/s/ Baker Botts L.L.P.